Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2015 FIRST QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (April 22, 2015) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces first quarter 2015 financial results. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.

Financial Highlights:

	2015	2014
Three months ended:	Q1	Q4	Q1
Net income (000’s)	$1,455	$2,433	$1,363
Diluted EPS	$0.42	$0.70	$0.40
Net Interest Margin	4.02%	4.00%	4.29%
Allowance for loan losses to total loans	1.12%	1.08%	1.25%
Provision for loan losses	$133	$350	$283

John R. Milleson, President and CEO, stated “We continue to experience solid growth in our mature markets of Clarke County, Frederick County and the City of Winchester. Our planned growth strategy in Loudoun County has seen the development of three branches in Round Hill, Purcellville and One Loudoun. This most recent branch, located at 44801 Saranac Street in Ashburn, opened in April 2015 and plans are underway for the opening of a branch at 504 East Market Street in Leesburg, Virginia in summer 2015. The execution of this strategy may challenge profits in the near term, not unlike our 1992 expansion into the ‘then’ growth market of Winchester and Frederick County. Growth, however, remains essential to the Company’s sustained profits and shareholder return.”

Income Statement Review

Net income for the quarter ended March 31, 2015 was $1.5 million reflecting a decrease of 40.2% from the quarter ended December 31, 2014 and an increase of 6.8% from the quarter ended March 31, 2014. Net income was $2.4 million for the three month period ended December 31, 2014 and $1.4 million for the quarter ended March 31, 2014. For the quarter ended December 31, 2014, the Company had net gains from the sales of securities of $896,000.

Net interest income was $5.5 million for the quarter ended March 31, 2015 and $5.6 million for the quarter ended December 31, 2014. Net interest income was $5.7 million for the quarter ended March 31, 2014. When comparing the quarter ended March 31, 2015 to the same period in 2014, net interest income was negatively impacted by the deferral of approximately $114,000 in loan fees related to the July 1, 2014 adoption of Accounting Standards Codification 310-20 (Formerly Statement of Financial Accounting Standard 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases).

Total loan interest income was $5.3 million for the quarter ended March 31, 2015, reflecting a decrease of $76,000 from the quarter ended December 31, 2014. Total loan interest income was $5.3 million for the quarter ended March 31, 2014. Average loans for the quarter ended March 31, 2015 were $466.1 million compared to $470.6 million at December 31, 2014. Total average accruing loans were $458.5 million for the quarter ended March 31, 2015 and $461.6 million at December 31, 2014. For the quarter ended March 31, 2014, total average loans were $447.9 million and average accruing loans were $443.3 million. The tax equivalent yield on average loans for the quarter ended March 31, 2015 was 4.64%, an increase of seven basis points from 4.57% for the quarter ended December 31, 2014 and a decrease of 21 basis points from the 4.85% average yield at March 31, 2014. Interest income from the investment portfolio was $626,000 for the quarter ended March 31, 2015 and $665,000 for the quarter ended December 31, 2014. Average investments were $96.3 million for the quarter ended March 31, 2015 and $95.7 million for the quarter ended December 31, 2014. Average investments were $105.7 million for the quarter ended March 31, 2014 and interest income was $818,000 for that same period.

Total interest expense for the three months ended March 31, 2015 was $398,000, a decrease of $51,000 from the quarter ended December 31, 2014. Total interest expense decreased $97,000 when comparing the quarter ended March 31, 2015 to the same period in 2014. The average cost of interest bearing liabilities decreased four basis points when comparing the quarter ended March 31, 2015 to the quarter ended December 31, 2014. The average balance of interest bearing liabilities decreased $2.4 million from the quarter ended December 31, 2014. The average cost of interest bearing liabilities decreased 12 basis points when comparing the quarter ended March 31, 2015 to the quarter ended March 31, 2014. The average balance of interest bearing liabilities increased $7.6 million from the quarter ended March 31, 2014. Much of this increase results from the increase in non-maturity deposits as the Bank continues to acquire more deposits in its Loudoun County branches. The Company continues to steadfastly manage the cost of its interest bearing deposits. The combination of these factors has contributed to the decreased balance of interest bearing liabilities and their corresponding cost. The net interest margin was 4.02% for the quarter ended March 31, 2015 and 4.00% for the quarter December 31, 2014. For the quarter ended March 31, 2014 the net interest margin was 4.29%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.6 million for the quarter ended March 31, 2015 and $2.2 million for the quarter ended December 31, 2014. Much of the decrease for the quarter results from the decline in net gains from sales of investment securities. There were net gains of $74,000 and $896,000 recognized on the sale of investment securities for the three month periods ended March 31, 2015 and December 31, 2014, respectively. There were no net gains or losses recognized on the sale of investment securities for the quarter ended March 31, 2014. Income from fiduciary activities increased $138,000 or 47.6% from the quarter ended December 31, 2014 and $129,000 or 43.1% from March 31, 2014. This increase mostly results from some one time fees collected during the quarter ended March 31, 2015. Noninterest income for the quarter ended March 31, 2014 was $1.4 million.

Noninterest expense was $5.1 million for the quarter ended March 31, 2015. This represents an increase of $214,000 or 4.4% from $4.8 million for the quarters ended December 31, 2014 and March 31, 2014. The majority of this increase results from the hiring of new employees. The Company has hired additional retail staff for the opening of two new retail branches. Five new employees were hired for the One Loudoun branch, located in Ashburn, Virginia. This branch opened in April 2015. The second new branch, located in Leesburg, Virginia, is anticipated to open during the 2015 summer timeframe. To date, three fulltime employees have been hired for that facility. Additionally, in February 2015, with the decision to no longer outsource its internal audit function, the Company hired a Director of Internal Auditor. Additional hires of middle management positions were also made during the first quarter of 2015 to address infrastructure and growth needs.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $12.8 million or 2.04% of total assets at December 31, 2014 to $9.0 million or 1.47% of total assets at March 31, 2015. This decrease resulted mostly from the decreases in nonaccrual loans. Non-performing assets were $8.7 million or 1.45% of total assets at March 31, 2014. During the first quarter of 2015, the Bank returned 11 loans, totaling $1.8 million, to accruing status and placed eight loans totaling $1.6 million on non-accrual status. Other changes to non-accrual loan balances include loan payments and loan charge offs. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. At March 31, 2015, $1.2 million or 17.8% of total nonaccrual loans had allocated specific allowances totaling $288,000. At March 31, 2015, the Bank had four loans 90 days or more past due and still accruing that totaled $63,000. At December 31, 2014 the Bank had three loans 90 days or more past due and still accruing that totaled $6,000 and at March 31, 2014, one loan totaling $18,000 was 90 days or more past due and still accruing. Other real estate owned increased from $2.1 million at December 31, 2014 to $2.4 million at March 31, 2015. The Company foreclosed on two properties totaling $325,000 during the first quarter of 2015. There was one sale of other real estate owned totally $36,000 during the first quarter of 2015. Other real estate owned totaled $1.8 million at March 31, 2014.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At March 31, 2015, the Company had 25 troubled debt restructurings totaling $7.7 million. All but four of the restructured loans are performing loans.

The Company realized $41,000 in net charge-offs for the quarter ended March 31, 2015 versus $857,000 for the three months ended December 31, 2014. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary focus of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Provisions for loan losses were $133,000 for the three months ended March 31, 2015, compared to $350,000 for the quarter ended December 31, 2014. The provisions for loan losses for the quarter ended March 31, 2014 were $283,000. The ratio of allowance for loan losses to total nonaccrual loans was 78.5% at March 31, 2015 and 47.5% at December 31, 2014. At March 31, 2015, impaired loans totaled $16.8 million and had related specific allocations of $791,000. At December 31, 2014, impaired loans totaled $17.0 million and had related specific allocations of $643,000. At March 31, 2014, total impaired loans were $12.7 million and required specific allocations of $1.5 million.

Total Consolidated Assets

Total consolidated assets of the Company at March 31, 2015 were $613.7 million, which represented a decrease of $13.1 million or 2.1% from total assets of $626.8 million at December 31, 2014. At March 31, 2014, total consolidated assets were $595.6 million. Securities available for sale increased $2.1 million from $97.0 million at December 31, 2014. Total loans decreased from $469.8 million at December 31, 2014 to $461.4 million at March 31, 2015. Although loan demand has remained relatively steady, the Company experienced some large unscheduled loan payoffs during the first quarter of 2015. At March 31, 2014, total investment securities were $106.3 million and total loans were $456.3 million.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $5.9 million from $503.8 million at December 31, 2014 to $509.7 million at March 31, 2015. At March 31, 2014, total deposits were $483.1 million. The Company held $11.0 million in brokered deposits at March 31, 2015 and December 31, 2014. At March 31, 2014, the Company held $9.9 million in brokered deposits.

There were no Federal funds purchased balances at March 31, 2015 and December 31, 2014. At March 31, 2014, Federal funds purchased were $4.6 million. Borrowings with the Federal Home Loan Bank of Atlanta decreased $20.0 million from December 31, 2014 with the maturity of two $10.0 million advances in January and March 2015. Borrowings with the Federal Home Loan Bank of Atlanta decreased $10.0 million from March 31, 2014.

Equity

Shareholders’ equity at March 31, 2015 was $74.5 million and $73.1 million at December 31, 2014. Shareholder’s equity was $68.0 million at March 31, 2014. The book value of the Company at March 31, 2015 was $21.49 per common share. Total common shares outstanding were 3,481,774 at March 31, 2015. On April 15, 2014, the board of directors declared a $0.20 per common share cash dividend for shareholders of record as of April 29, 2015 and payable on May 15, 2015.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	1Q15	4Q14	3Q14	2Q14	1Q14

Net Income (dollars in thousands)	$1,455	$2,434	$1,386	$1,958	$1,363
Earnings per share, basic	$0.42	$0.71	$0.40	$0.57	$0.40
Earnings per share, diluted	$0.42	$0.70	$0.40	$0.57	$0.40

Return on average total assets	0.96%	1.57%	0.91%	1.31%	0.95%
Return on average total equity	8.03%	13.43%	7.77%	11.37%	8.22%
Dividend payout ratio	47.80%	28.17%	50.00%	33.33%	47.50%
Fee revenue as a percent of total revenue	20.56%	15.90%	18.92%	20.19%	18.34%

Net interest margin(1)	4.02%	4.00%	4.18%	4.32%	4.29%
Yield on average earning assets	4.30%	4.31%	4.51%	4.67%	4.65%
Yield on average interest-bearing liabilities	0.42%	0.46%	0.50%	0.51%	0.54%
Net interest spread	3.88%	3.85%	4.01%	4.16%	4.11%
Tax equivalent adjustment to net interest income (dollars in thousands)	$161	$173	$171	$164	$169

Non-interest income to average assets	1.07%	1.43%	0.97%	1.04%	0.94%
Non-interest expense to average assets	3.32%	3.12%	3.27%	3.32%	3.37%

Efficiency ratio(2)	68.98%	60.57%	71.91%	65.09%	67.50%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	1Q15	4Q14	3Q14	2Q14	1Q14
BALANCE SHEET RATIOS
Loans to deposits	90.52%	93.25%	93.93%	94.36%	94.49%
Average interest-earning assets to average-interest bearing liabilities	151.49%	166.86%	148.74%	147.29%	147.83%
PER SHARE DATA
Dividends	$0.20	$0.20	$0.20	$0.19	$0.19
Book value	$21.49	$21.01	$20.74	$20.51	$19.97
Tangible book value	$21.49	$21.01	$20.74	$20.51	$19.97
SHARE PRICE DATA
Closing price	$24.50	$23.30	$23.65	$23.60	$23.00
Diluted earnings multiple(1)	14.58	8.32	14.78	10.35	14.38
Book value multiple(2)	1.14	1.11	1.14	1.15	1.15
COMMON STOCK DATA
Outstanding shares at end of period	3,481,774	3,463,665	3,454,336	3,445,727	3,417,832
Weighted average shares outstanding	3,477,249	3,459,096	3,451,041	3,428,699	3,413,920
Weighted average shares outstanding, diluted	3,485,450	3,468,904	3,460,186	3,436,903	3,420,933
CAPITAL RATIOS
Total equity to total assets	12.15%	11.67%	11.76%	11.67%	11.42%
CREDIT QUALITY
Net charge-offs to average loans	0.04%	0.72%	0.24%	-0.38%	0.05%
Total non-performing loans to total loans	1.44%	2.28%	1.86%	1.37%	1.50%
Total non-performing assets to total assets	1.47%	2.04%	1.70%	1.38%	1.45%
Non-accrual loans to:
total loans	1.43%	2.28%	1.86%	1.37%	1.50%
total assets	1.07%	1.71%	1.42%	1.06%	1.15%
Allowance for loan losses to:
total loans	1.12%	1.08%	1.20%	1.26%	1.25%
non-performing assets	57.17%	39.64%	54.31%	70.56%	66.08%
non-accrual loans	78.45%	47.45%	64.75%	92.40%	83.77%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$63	$6	$16	$—	$18
Non-accrual loans	6,593	10,706	8,628	6,354	6,825
Other real estate owned and repossessed assets	2,391	2,102	1,644	1,967	1,809
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$131	$967	$310	$114	$91
(Recoveries)	(90)	(110)	(26)	(551)	(37)
Net charge-offs (recoveries)	41	857	284	(437)	54
PROVISION FOR LOAN LOSSES (dollars in thousands)	$133	$350	$—	$(283)	$283
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,080	$5,587	$5,871	$5,717	$5,488
Provision	133	350	—	(283)	283
Net charge-offs (recoveries)	41	857	284	(437)	54
Balance at the end of period	$5,172	$5,080	$5,587	$5,871	$5,717

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 3/31/2015	Audited 12/31/2014	Unaudited 9/30/2014	Unaudited 6/30/2014	Unaudited 3/31/2014

Assets
Cash and due from banks	$26,374	$34,564	$15,338	$12,405	$10,440
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	99,092	96,973	101,380	102,644	106,308
Loans, net of allowance for loan losses	456,221	464,740	459,481	458,447	450,755
Bank premises and equipment, net	20,071	19,015	18,529	17,115	17,132
Other assets	11,983	11,538	11,488	11,129	11,003

Total assets	$613,741	$626,830	$606,216	$601,740	$595,638

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$166,085	$159,352	$151,961	$147,992	$146,517
Savings and interest bearing demand deposits	249,783	249,305	248,736	248,123	239,285
Time deposits	93,836	95,159	94,439	95,931	97,302

Total deposits	$509,704	$503,816	$495,136	$492,046	$483,104
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	4,589
Federal Home Loan Bank advances	20,000	40,000	30,000	30,000	30,000
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,273	2,665	2,602	2,255	2,706
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$539,194	$553,698	$534,955	$531,518	$527,616

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,658	8,621	8,588	8,561	8,517
Surplus	12,828	12,618	12,312	11,995	11,693
Retained earnings	51,338	50,578	48,834	48,104	46,797
Accumulated other comprehensive income	1,723	1,315	1,527	1,562	1,015

Total shareholders’ equity	$74,547	$73,132	$71,261	$70,222	$68,022

Total liabilities and shareholders’ equity	$613,741	$626,830	$606,216	$601,740	$595,638

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

			Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Interest and Dividend Income
Interest and fees on loans	$5,301	$5,377	$5,397	$5,589	$5,331
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	376	378	458	482	507
Interest income exempt from federal income taxes	243	261	270	278	286
Dividends	7	26	126	46	25
Interest on deposits in banks	11	8	3	1	1

Total interest and dividend income	$5,938	$6,050	$6,254	$6,396	$6,150

Interest Expense
Interest on deposits	$185	$194	$241	$245	$244
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	—	7	13
Interest on Federal Home Loan Bank advances	135	175	159	158	159
Interest on trust preferred capital notes	78	80	80	78	79

Total interest expense	$398	$449	$480	$488	$495

Net interest income	$5,540	$5,601	$5,774	$5,908	$5,655
Provision For Loan Losses	133	350	—	(283)	283

Net interest income after provision for loan losses	$5,407	$5,251	$5,774	$6,191	$5,372

Noninterest Income
Income from fiduciary activities	$428	$290	$211	$362	$299
Service charges on deposit accounts	290	339	332	319	333
Other service charges and fees	756	687	828	827	653
Gain on the sale of bank premises and equipment	—	(14)	—	—	—
Gain (Loss) on sales of AFS securities	74	896	88	6	—
Other operating income	81	23	15	46	66

Total noninterest income	$1,629	$2,221	$1,474	$1,560	$1,351

Noninterest Expenses
Salaries and employee benefits	$2,995	$2,660	$3,016	$2,926	$2,825
Occupancy expenses	346	317	319	307	337
Equipment expenses	146	174	197	167	182
Advertising and marketing expenses	119	155	159	126	132
Stationery and supplies	51	69	73	74	90
ATM network fees	158	180	175	201	157
Other real estate owned expenses	6	12	4	6	4
(Gain) loss on sale of other real estate	19	(77)	13	(17)	—
FDIC assessment	108	95	95	86	81
Computer software expense	221	208	252	213	199
Bank franchise tax	117	123	124	117	102
Professional fees	242	226	290	254	217
Other operating expenses	529	701	617	506	517

Total noninterest expenses	$5,057	$4,843	$5,334	$4,966	$4,843

Income before income taxes	1,979	2,629	1,914	2,785	$1,880
Income Tax Expense	524	196	528	827	517

Net income	$1,455	$2,433	$1,386	$1,958	$1,363

Earnings Per Share
Net income per common share, basic	$0.42	$0.71	$0.40	$0.57	$0.40

Net income per common share, diluted	$0.42	$0.70	$0.40	$0.57	$0.40

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield
Assets:
Securities:
Taxable	$64,715	$1,553	2.40%	$62,502	$1,599	2.56%	$70,873	$2,154	3.04%
Tax-Exempt (1)	31,608	1,493	4.72%	33,170	1,572	4.74%	34,855	1,759	5.05%

Total Securities	$96,323	$3,046	3.16%	$95,672	$3,171	3.31%	$105,728	$3,913	3.70%
Loans:
Taxable	$450,701	$21,211	4.71%	$453,699	$21,039	4.64%	$439,069	$21,454	4.89%
Nonaccrual	7,605	—	0.00%	8,982	—	0.00%	4,591	—	0.00%
Tax-Exempt (1)	7,765	436	5.62%	7,918	447	5.64%	4,263	253	5.94%

Total Loans	$466,071	$21,647	4.64%	$470,599	$21,486	4.57%	$447,923	$21,707	4.85%
Federal funds sold	—	—	0.00%	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	21,140	45	0.21%	15,400	32	0.21%	1,655	4	0.25%

Total earning assets	$575,929	$24,738	4.30%	$572,689	$24,688	4.31%	$550,715	$25,624	4.65%
Allowance for loan losses	(5,194)			(5,564)			(5,724)
Total non-earning assets	47,150			48,061			38,320

Total assets	$617,885			$615,186			$583,311

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$79,846	$85	0.11%	$79,159	$79	0.10%	$83,606	$93	0.11%
Money market accounts	96,200	110	0.11%	98,633	111	0.11%	91,587	105	0.12%
Savings accounts	72,723	37	0.05%	70,036	40	0.06%	64,392	32	0.05%
Time deposits:
$100,000 and more	35,303	170	0.48%	35,548	171	0.48%	35,973	187	0.52%
Less than $100,000	59,440	345	0.58%	59,846	369	0.62%	62,538	572	0.91%

Total interest-bearing deposits	$343,512	$746	0.22%	$343,222	770	0.22%	$338,096	$990	0.29%
Federal funds purchased and securities sold under agreements to repurchase	0	0	0.00%	0	0	0.00%	4,238	53	1.24%
Federal Home Loan Bank advances	29,444	548	1.86%	32,174	690	2.15%	22,986	645	2.81%
Trust preferred capital notes	7,217	316	4.38%	7,217	317	4.40%	7,217	316	4.38%

Total interest-bearing liabilities	$380,173	$1,610	0.42%	$382,613	1,777	0.46%	$372,537	$2,003	0.54%

Noninterest-bearing liabilities:
Demand deposits	161,381			157,652			142,267
Other Liabilities	2,823			3,032			1,280

Total liabilities	$544,377			$543,297			$516,084
Shareholders’ equity	73,508			71,889			67,227

Total liabilities and shareholders’ equity	$617,885			$615,186			$583,311

Net interest income		$23,128			$22,911			$23,620

Net interest spread			3.88%			3.85%			4.12%
Interest expense as a percent of average earning assets			0.28%			0.31%			0.36%
Net interest margin			4.02%			4.00%			4.29%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

GAAP Financial Measurements:
Interest Income - Loans	$5,301	$5,377	$5,397	$5,589	$5,331
Interest Income - Securities and Other Interest-Earnings Assets	637	673	857	806	819
Interest Expense - Deposits	184	194	242	244	244
Interest Expense - Other Borrowings	213	254	239	245	251

Total Net Interest Income	$5,541	$5,602	$5,773	$5,906	$5,655

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$36	$38	$32	$21	$21
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	125	135	139	143	148

Total Tax Benefit on Tax-Exempt Interest Income	$161	$173	$171	$164	$169

Tax-Equivalent Net Interest Income	$5,702	$5,775	$5,944	$6,070	$5,824